                                                                    EXHIBIT 4.5


                                            AMENDATORY AGREEMENT dated November
                                            6, 1996 among CONSERVER CORPORATION
                                            OF AMERICA, a Delaware corporation
                                            with an office at 44 East 67th
                                            Street, Suite 3B, New York, New York
                                            10021 (the "Company"), THE SES
                                            FAMILY INVESTMENT AND TRADING
                                            PARTNERSHIP, L.P. with an office at
                                            2859 Queens Courtyard Drive, Las
                                            Vegas, Nevada 89109 ("SES") and
                                            GERALD N. AGRANOFF with an office at
                                            717 Fifth Avenue, New York, New York
                                            10022 ("GNA").


                            ________________________


         SES and the Company entered into a Note Purchase Agreement dated May 31, 1996 (the "Original Agreement") pursuant to which, among other matters, the Company issued and SES purchased a promissory note in the principal amount of $1,000,000, bearing interest at the rate of 12 percent per annum and convertible, on the terms set forth therein, into shares of common stock of the Company (the "Note"). In connection with the execution and delivery of the Original Agreement and the Note, GNA acquired 25,000 shares (the "Original Shares") of common stock, par value $.001 per share, of the Company ("Common Stock").

         The Company anticipates, in the near term, filing a registration statement under the Securities Act of 1933, as amended (the "Act"), to publicly offer and sell its securities. The Company has been advised that the prospects of successfully consummating a public offering of its securities will be enhanced if the terms of the Original Agreement and Note were changed in the manner set forth below, and the Company reacquired the Shares from GNA. The Company has requested SES and GNA, respectively, to consent to such changes and reacquisition, and they have agreed on the terms set forth below:

1.       SUSPENSION OF PROVISIONS OF OLD AGREEMENT

         (a) For a period of six months commencing on the date of this Agreement (the "Suspension Period"), SES and the Company agree to suspend the operation and effectiveness of Sections 5(b) through 5(c), 6, 9 and 12 of the Original Agreement (collectively, the "Affected Provisions").

         (b) At the end of the Suspension Period, if the Note has not previously been paid in full as contemplated by Section 2 hereof, then the Affected Provisions shall again be effective, retroactively, as if the Suspension Period had not taken place. For example, if during the Suspension Period the Company had issued rights or warrants to purchase Common Stock at prices which, in the absence of the first sentence of this Section , would have resulted in an adjustment of the Conversion Price referred to in the Original Agreement, then such adjustment shall be made on the first business day following the end of the Suspension Period.

2. PAYMENT OF NOTE AND TERMINATION OF ORIGINAL AGREEMENT; EXCHANGE OF ORIGINAL SHARES FOR GNA WARRANT

         (a) The Company covenants with SES that, if during the Suspension Period a registration statement filed by the Company becomes effective under the Act and a closing of the sale of the securities offered thereby takes place (the date of any such closing being the "Closing Date"), the Company (i), out of the net proceeds of such sale on the Closing Date, shall retire the Note by payment in full of all accrued interest and the unpaid principal amount thereof outstanding on the Closing Date and (ii) on the Closing Date issue to SES a common stock purchase warrant, in substantially the form set forth in Schedule 2(a) hereto (the "SES Warrant"), covering the purchase of up to 500,000 pre-split shares of Common Stock at an initial exercise price of $2.00 per share, subject to adjustment if on the Closing Date, the book value per share of pre-split Common Stock, calculated on a fully diluted basis (including the Company's receipt of any consideration payable upon conversion of other convertible securities and exercise of options and warrants), reflecting the Distribution Agreement (as hereinafter defined) as an $8 million asset on the Company's balance sheet but otherwise calculated in accordance with the generally accepted accounting principles, is less than $2.00, then the number of shares of Common Stock subject to the Warrant and the exercise price thereof will be proportionally adjusted. For example, if the pre-split book value per share of Common Stock, as so calculated, is $1.00, then the Warrant would be adjusted to one million pre-split shares of Common Stock with an initial exercise price of $1.00 per share. The number of shares of Common Stock subject to the Warrant and the exercise price would be subject to further adjustment to reflect stock splits or stock dividends on or prior to the Closing Date.

         (b) The shares of Common Stock issuable upon exercise of the SES Warrant and the SES Warrant shall be subject to the registration rights, procedures and restrictions upon transfer set forth in Schedule 3.1 to the form of SES Warrant appended hereto, and each of the Company and SES agree to be bound by such registration rights, procedures and restrictions upon transfer.

         (c) Upon payment in full of the Note and the issuance of the SES Warrant referred to in Section 2(b), the Original Agreement shall terminate and all rights and obligations of the parties thereunder and under the Note shall terminate, and SES shall deliver the Note to the Company for cancellation.

         (d) On the Closing Date, the Company covenants with GNA that, in consideration of and against delivery to the Company of the certificate representing the Original Shares endorsed in blank, the Company shall issue and deliver to GNA a common stock purchase warrant, in substantially the form of
Schedule 2(a) hereto, but with (i) the number of shares covered thereby equal to 1/10 or ten percent of the number of shares covered by the SES Warrant and (ii) the warrant shall be issued in the name of GNA (the "GNA Warrant"; and together with the SES Warrant, collectively, the "Warrants").

GNA covenants to deliver the Original Shares (endorsed for transfer) to the Company against delivery of the GNA Warrant.

         (e) The shares of Common Stock issuable upon exercise of the GNA Warrant and the GNA Warrant shall be subject to the registration rights, procedures and restrictions upon transfer set forth in Schedule 3.1 to the form of Warrant appended hereto, and each of the Company and GNA agree to be bound by such registration rights, procedures and transfers.


3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to SES and GNA as follows:

         (a) Organization, Standing and Qualification of Company. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law.

         (b) The Company has full power, authority and legal right to execute, deliver and carry out the terms and conditions of this Agreement and to issue and to carry out the terms and conditions of the Warrants. This Agreement has been duly and validly authorized by all necessary corporate actions, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy or other laws affecting the enforcement of creditors rights generally, or by considerations of public policy or equitable considerations.

         (c) The execution, delivery and performance of this Agreement by the Company will not violate, conflict with or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or require the consent of any federal, state or local governmental or regulatory authority or other party to, any contract, agreement or arrangement to which the Company is a party or by which its properties are bound.

         (d) The issuance of the Warrants has been duly authorized by all necessary corporate action of the Company and the shares of Common Stock issuable upon exercise of the Warrants have been duly reserved for issuance and, upon issuance in accordance with the terms of Warrants, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

         (e) The Company's authorized and outstanding capital stock consist of 10,000,000 shares of Common Stock,* of which 4,318,567 shares are currently outstanding. All of the Company's outstanding Common Stock has been duly and validly authorized and issued and is fully paid and nonassessable. The Company has not granted or issued or agreed to grant or issue options or warrants or similar rights to others to acquire or receive any of its authorized but unissued shares of Common Stock or Preferred Stock or securities convertible into the Common Stock or Preferred Stock other than the Note and the Warrants and as referred to in the schedule to the balance sheet identified in Section 5(f) below.

         (f) The Company has heretofore delivered to SES an unaudited balance sheet of the Company as at October 31, 1996 (the "Balance Sheet"). Such balance sheet and the notes thereto fairly presents the assets (exclusive of the carrying value of the Distribution Agreement which has been agreed to by the Company and SES and GNA for purposes of this Amendatory Agreement), liabilities and financial condition of the Company as at the date thereof in accordance with generally accepted accounting principles and practices, consistently followed.

         (g) The Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practices since the date thereof; and the reserves reflected in the Balance Sheet are adequate, appropriate and reasonable.

         (h) Since the date of the Balance Sheet, the Company has not suffered any adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects.

         (i) The Distribution Agreement dated October 9, 1996 (the "Distribution Agreement") among Conserver International, B.V., Conserver North America, Inc., Conserver Engineering Ltd. and the Company remains in full force and effect and has not been amended. The Company is not in default under or in violation of, nor is there any basis for any claim of default under or violation of, any provision of the Distribution Agreement.


------------------
     *Company has authorized but there has yet to be filed an amendment to its certificate of incorporation increasing authorized capital stock to 30,000,000 shares of Common Stock and 5,000 shares of Preferred Stock.

4.       REPRESENTATIONS AND WARRANTIES OF SES

         SES represents and warrants to the Company as follows:

         (a) SES has full power, authority and legal right to execute, deliver and carry out the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by SES, and constitutes the legal, valid and binding obligation of SES enforceable against SES in accordance with its terms, except as the same may be limited by bankruptcy or other laws affecting the enforcement of creditors rights generally, or by considerations of public policy or equitable considerations.

         (b) The execution, delivery and performance of this Agreement by SES will not violate, conflict with or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or require the consent of any other party to, any contract, agreement or arrangement to which SES is a party.

         (c) SES is the sole owner of the Note free and clear of all liens, claims and encumbrances.

5.       REPRESENTATIONS AND WARRANTIES OF GNA

         GNA represents and warrants to the Company as follows:

         (a) GNA has full power, authority and legal right to execute, deliver and carry out the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by GNA, and constitutes the legal, valid and binding obligation of GNA enforceable against GNA in accordance with its terms, except as the same may be limited by bankruptcy or other laws affecting the enforcement of creditors rights generally, or by considerations of public policy or equitable considerations.

         (b) The execution, delivery and performance of this Agreement by GNA will not violate, conflict with or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or require the consent of any other party to, any contract, agreement or arrangement to which he is a party.

         (c) GNA is the sole owner of the Original Shares free and clear of all liens, claims and encumbrances.

6.       RETENTION DURING SUSPENSION PERIOD

         (a) SES covenants with the Company that during the Suspension Period it shall not transfer or assign or take any other action with respect to the Note that would prevent or hinder consummation of the transactions contemplated by
Section 2(a) hereof. Nothing herein shall prohibit SES from transferring or assigning the Note or any interest therein subject to this Agreement, provided that the transferee or assignee agrees in writing to be bound by the terms of this Agreement.

         (b) GNA covenants with the Company that during the Suspension Period he shall not transfer or assign or take any other action with respect to the Original Shares that would prevent or hinder consummation of the transactions contemplated by Section 2(d) hereof. Nothing herein shall prohibit GNA from transferring or assigning the Original Shares or any interest therein subject to this Agreement, provided that the transferee or assignee agrees in writing to be bound in the terms of this Agreement.

7.       ACQUISITION FOR INVESTMENT

         Each of SES and GNA represent to the Company, as to the respective Warrant being acquired by each, that such Warrant is being acquired for purposes of investment with no present intention of distribution.

8.       NOTICES.

         Any notice or demand upon any party hereto shall be deemed to have been sufficiently given for all purposes hereof if in writing and delivered (including by courier service) or if mailed, postage prepaid, by registered mail, certified mail, return receipt requested, or if delivered, to such party at its office first set forth above or at such other address or addresses as such party may theretofore have designated in writing to the other parties by a notice given in accordance with the provisions of this Section , and notice shall be effective only upon actual receipt.

9.       GOVERNING LAW.

         This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.

10.      EXPENSES OF SES AND GNA

         The Company agrees to pay the reasonable fees and out-of-pocket disbursements of one counsel for SES and GNA in connection with the preparation, execution and delivery of this Agreement in an amount not to exceed $5,000.

11.      ENTIRE AGREEMENT

         This Agreement, including the Schedules attached hereto, and the Original Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

12.      RATIFICATION

         Except as amended hereby, the provisions of the Note and the Original Agreement are hereby ratified and confirmed in all respects. If the transactions contemplated by Section 2 hereof do not take place by the end of the Suspension Period, this Amendatory Agreement shall terminate and be of no force and effect, except that Section 1(b) hereof shall survive any termination.

         IN WITNESS WHEREOF, the Company, SES and the GNA have executed this Amendatory Agreement as of the date first above written.


                                            CONSERVER CORPORATION OF AMERICA



                                            By: ________________________________
                                                Name:
                                                Title:


                                            THE SES FAMILY INVESTMENT AND
                                            TRADING PARTNERSHIPS, L.P.



                                            By: ________________________________
                                                Name:  Gerald N. Agranoff
                                                Title: General Partner



                                            ____________________________________
                                            GERALD N. AGRANOFF

                                                                 SCHEDULE 2.1(a)


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.







                        CONSERVER CORPORATION OF AMERICA


             (Incorporated under the laws of the State of Delaware)



VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON     *    , 200_



DATED:           , 199_                           WARRANT TO PURCHASE
                                                  500,000 SHARES OF
                                                  COMMON STOCK**



               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


         FOR VALUE RECEIVED, CONSERVER CORPORATION OF AMERICA, a Delaware corporation (the "Company"), hereby certifies that THE SES FAMILY INVESTMENT AND TRADING PARTNERSHIP, L.P. or assigns (the "Holder") is entitled, subject to the provisions of this warrant (the "Warrant"), to purchase from the Company during the period commencing on the day hereof and expiring at 5:00 p.m. New York City local time, on * , 200_ (the "Expiration Date") up to 500,000** fully paid and nonassessable shares of Common Stock of the Company at a price of $2.00** per share (such exercise price per share in effect at any time and as adjusted from time to time being hereinafter referred to as the "Exercise Price").

--------
        *Six years from original issue date.
        **$2.00 per share exercise price and number of shares covered by warrant subject to adjustment as set forth in the Amendatory Agreement to which this Schedule is annexed.

         The term "Common Stock" means the common shares of the Company as constituted on *** , 199_ (the "Base Date"), together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock".

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

         1.       EXERCISE OF WARRANT.

                  1.1 MANNER OF EXERCISE. This Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the Base Date and expiring on the Expiration Date or, if any such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney.

                  1.2 ALTERNATIVE MANNER OF EXERCISE. In lieu of exercising this Warrant in the manner set forth in Section 1.1, this Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the Base Date and expiring on the Expiration Date or, if any such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the
--------
        ***Date of effectiveness of registration statement for Company's initial public offering.

Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of $.001 for each share issuable upon exercise of this Warrant, the number of such shares (collectively, the "Alternative Option Shares") to be determined as hereinafter set forth, and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. Alternative Option Shares shall be determined according to the following formula:

                                Z = A x (MP - EP)
                                    --------------
                                         MP

                  For the purpose of this Section 1.2, the following definitions shall apply:

                           (a) "Z" shall mean the number of Alternative Option Shares;

                           (b) "A" shall mean that number of shares of Common
                  Stock issuable upon exercise of this Warrant of the part thereof being exercised had such Warrant or part been exercised pursuant to Section 1.1;

                           (c) "MP" shall mean the average of the closing prices
                  per share of the Common Stock on the securities exchange or automated quotation system on which the Common Stock is primarily traded for the ten trading days ending on the trading day prior to the date this Warrant is presented and surrendered to the Company; and

                           (d) "EP" shall mean the Exercise Price (as herein-above defined).

                  1.3 PARTIAL EXERCISE; TAXES. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

         2. RESERVATION OF SHARES; ETC. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the


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
Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

         3.  ABSENCE OF REGISTRATION UNDER SECURITIES ACT OF 1933.

                  3.1 ABSENCE OF REGISTRATION UNDER SECURITIES ACT OF 1933. The shares of Common Stock issuable upon exercise of this Warrant are not presently, and upon their issuance will not be, registered under the Securities Act of 1933, as amended (the "Act"). Such shares of Common Stock, however, will be subject to certain registration rights as more fully set forth in Schedule 3.1 attached hereto (the "Registration Rights Schedule"). This Warrant is not and will not be registered under the Act.

                  3.2 RESTRICTIONS UPON TRANSFERABILITY. The Warrant Stock and the Warrant may be sold or otherwise disposed only in accordance with the provisions of Sections 4 and 5 of the Registration Rights Schedule.

         4. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

         5. EXCHANGE, TRANSFERS, ASSIGNMENT OF WARRANT. This Warrant is not registered under the Act nor under any applicable state securities law or regulation. This Warrant cannot be exchanged, transferred or assigned, except in accordance with the provisions of Section 3.2 hereof. Upon such event and upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Subject to the foregoing, this Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

         6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         7.  REDEMPTION.  This Warrant is not redeemable by the Company.

         8.  ANTI-DILUTION PROVISIONS.

                  8.1      STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.

                           (a) Triggering Events. If at any time or from time to
time after the Base Date the Company shall: (i) declare a dividend or otherwise make a distribution to the holders of its Common Stock in the form of additional shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a small number of shares of Common Stock, then the adjustments set forth in paragraphs (b) and (c) shall be made to the number of shares of Common Stock for which this Warrant is exercisable and to the Exercise Price, respectively.

                           (b) Adjustment to Number of Shares of Common Stock
for which Warrant is Exercisable. The number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal: (i) the number of share of Common Stock for which this Warrant is exercisable immediately before the occurrence of any such event, (ii) multiplied by a fraction, (A) the numerator of which is the total number of shares of Common Stock outstanding immediately after the occurrence of such event, and (B) the denominator of which is the total number of shares of Common Stock outstanding immediately before the occurrence of such event.

                           (c) Adjustment to Exercise Price. The Exercise Price
shall be adjusted to equal (i) the Exercise Price immediately prior to the occurrence of any such event, (ii) multiplied by a fraction, (A) the numerator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately before such event, and (B) the denominator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately after the adjustment.

                  8.2 ADJUSTMENT FOR DIVIDENDS IN OTHER SECURITIES, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time after the Base Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable except out of earned surplus of the Company at the Base Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the record date for any such distribution it had been the holder of record of the number of shares of Common Stock (as constituted on such record date) subscribed for upon such exercise as provided in Section 1; all subject to further adjustment as provided in this Section 8; in each case, the terms of this Warrant shall be applicable to the securities or property then receivable upon exercise of the Warrant.

                  8.3 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this
Section 8; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation. The Company shall, as a condition precedent to any such reorganization, reclassification, merger, consolidation or disposition of assets, cause the successor or acquiring corporation (if other than the Company) to expressly assume the due and punctual observance and performance of each and every event covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, or disposition of assets.

                  8.4 ADJUSTMENT FOR ISSUE OR SALE OF COMMON STOCK AT LESS THAN CURRENT MARKET PRICE. With the exception of (a) issuances of shares of Common Stock pursuant to this Warrant, (b) the exercise of any options, warrants or other rights to acquire Common Stock outstanding on the Base Date, (c) the issuance subsequent to the Base Date of any options or other rights to acquire shares of Common Stock under any of the Company's employee benefit plans in effect on the Base Date (collectively the "Company Plans") and (d) the exercise subsequent to the Base Date of options or other rights to acquire Common Stock under the Company Plans (provided that the aggregate number of shares of Common Stock excluded pursuant to (b), (c) and (d) combined shall not exceed 5% of the Common Stock outstanding on the Base Date, subject to adjustment for subsequent stock splits and stock dividends), in case at any time or from time to time after the Base Date the Company shall issue shares of

Common Stock without consideration or for a consideration per share less than the Current Market Value (as hereinafter defined), then, and in each such case, the Holder of this Warrant upon the exercise hereof as provided in Section 1 shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon such exercise, a number of shares of Common Stock determined by
(a) dividing to the nearest one-thousandth (.001) the then current Exercise Price by the Exercise Price to be computed as provided below in this Section 8.4, and (b) multiplying to the nearest whole share (one-half share being considered a whole share) the resulting quotient by the number of shares of Common Stock (as constituted on the Base Date) subscribed for upon such exercise, as provided in Section 1. Such Exercise Price shall be computed (to the nearest one-thousandth ($.001)) by dividing

                  (i) the sum of (x) the result obtained by multiplying the number of shares of Common Stock outstanding immediately prior to such issue or sale by the Current Market Price, plus (y) the number of shares of Common Stock that could have been acquired at the Current Market Price immediately prior to the issue or sale using the consideration, if any, received by the Company upon such issue or sale, by

                  (ii) the number of shares of Common Stock outstanding immediately after such issue or sale.

For the purposes of this Section 8.4, the following subsections 8.4.1 to 8.4.10 shall be applicable:

                           8.4.1 DIVIDENDS, ETC. , IN COMMON STOCK OR
CONVERTIBLE SECURITIES. In case at any time after the Base Date the Company shall declare any dividend or order any other distribution upon any stock of the Company of any class, payable in Common Stock or in any stock or other securities directly or indirectly convertible into or exchangeable for Common Stock (any such stock or other securities being hereinafter called "Convertible Securities"), such declaration or distribution shall be deemed to be an issue and sale (as of the record date), without consideration, of such Common Stock or such Convertible Securities, as the case may be.

                           8.4.2 ISSUANCE OR SALE OF CONVERTIBLE SECURITIES.
In case at any time after the Base Date the Company shall issue or sell any Convertible Securities, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities (subject to adjustment as provided in subsection 8.4.6 in case of an issue or sale for cash), plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                           If the price per share so determined shall be less
than the Current Market Price, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined; provided that if such Convertible Securities shall by their terms provide for a change or changes (upwards or downwards), with the passage of time or otherwise, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the Exercise Price shall, forthwith upon any such change becoming effective, be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) to reflect the same; and provided further that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the Exercise Price shall forthwith be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) and thereafter be the price which it would have been had an adjustment been made on the basis that (i) the only shares of Common Stock so issued or sold were those issued or sold upon conversion or exchange of such Convertible Securities, and (ii) they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

                           8.4.3   GRANT OF RIGHTS OR OPTIONS FOR COMMON STOCK.
In case at any time after the Base Date the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (b) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options.

                           If the price per share so determined shall be less
than the Current Market Price, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined; provided that if such rights or options shall by their terms provide for a change or changes (upwards or downwards), with the passage of time or otherwise, in the amount of additional consideration payable to the Company upon the exercise thereof, the

Exercise Price shall forthwith upon any such change becoming effective, be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) to reflect the same; and provided further that upon the expiration of such rights or options, if any thereof shall not have been exercised, the Exercise Price shall forthwith be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration), and thereafter be the price which it would have been had an adjustment been made on the basis that (i) the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options, and (ii) they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                           8.4.4 GRANT OF RIGHTS OR OPTIONS FOR CONVERTIBLE
SECURITIES. In case at any time after the Base Date the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purposes of subsection 8.4.2, to have been issued and sold for the total amount received or receivable by the Company as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options; provided that if such rights or options shall by their terms provide for a change or changes (upwards or downwards), with the passage of time or otherwise, in the amount of additional consideration payable to the Company upon the exercise thereof, the Exercise Price shall, forthwith upon any such change becoming effective, be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) to reflect the same; and provided further that upon the expiration of such rights or options if any thereof shall not have been exercised, the Exercise Price shall forthwith be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration), and thereafter be the price which it would have been had an adjustment been made upon the basis that (i) the only Convertible Securities so issued or sold were those issued or sold upon the exercise of such rights or options, and (ii) they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                           8.4.5  DILUTION IN CASE OF OTHER SECURITIES.  In
case at any time after the Base Date any securities other than Common Stock shall at the time be receivable upon the exercise of any Warrant, and in case any such additional securities shall be issued or sold by the Company or shall become subject to issue upon the conversion or exchange of any securities of the Company or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company for a consideration such as to dilute the purchase rights evidenced by the Warrant, then, and in each such case, the Exercise Price shall forthwith be adjusted, substantially in the manner provided for above in this Section 8.4 so as to protect the holder of such Warrant against the effect of such dilution.

                           8.4.6   EXPENSES, ETC., NOT DEDUCTED.  In case at
any time after the Base Date any shares of Common Stock, Convertible Securities or other securities, or any rights or options to subscribe for, purchase or otherwise acquire any thereof, shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received therefor, before deducting all commissions, costs and expenses incurred in connection with such issuance or sale determined as of the date not later than 45 days after the date of the close of the offering with respect to such issuance or sale.

                           8.4.7   DETERMINATION OF CONSIDERATION.  In case at
any time after the Base Date any shares of Common Stock, Convertible Securities or other securities, or any rights or options to subscribe for, purchase or otherwise acquire any thereof, shall be issued or sold for a consideration other than cash (or a consideration which includes cash if such cash constitutes a part of the assets of a corporation or business substantially all of the assets of which are being received as such consideration), then, for the purposes of this Section 8.4, the Board of Directors of the Company shall in good faith determine the fair value of such consideration, and such Common Stock, Convertible Securities, other securities, rights or options shall be deemed to have been issued or sold for an amount of cash equal to the value so determined in good faith. In case any Common Stock, Convertible Securities or other securities or any rights or options to subscribe for, purchase or otherwise acquire any thereof shall be issued or sold together with other securities or other assets for a consideration which covers both, the Board of Directors of the Company shall in good faith determine what part of such consideration so received shall be allocated to the issue or sale of such Common Stock, Convertible Securities or other securities or such rights or options. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any consideration, such determination shall, if requested by the Holder, be supported by an opinion of an investment banking firm of recognized national standing selected by the Company and reasonably acceptable to such Holder.

                           8.4.8 RECORD DATE DEEMED ISSUE DATE.  In case the
Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock, Convertible Securities or other securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock, Convertible Securities or other securities, then such record date shall be deemed to be the date of the issue or sale of the Common Stock, Convertible Securities or other securities issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

                           8.4.9 SHARES CONSIDERED OUTSTANDING.  The number of
shares of Common Stock outstanding at any given time shall include shares deemed issued for purposes of adjustment pursuant to this Section 8.4, but shall exclude shares in the treasury of the Company.

                           8.4.10 DURATION OF EXERCISE PRICE.  Following each
computation or readjustment of the Exercise Price, as provided in this Section 8.4, the newly computed or adjusted Exercise Price shall remain in effect until a further computation or readjustment thereof is required by this Section 8.4.

                           8.4.11 CURRENT MARKET PRICE.  As used herein, the
"Current Market Price" on any date shall mean the average of the closing prices per share of the Common Stock on the securities exchange or automated quotation system on which the Common Stock is primarily traded for the ten trading days ending on the trading day prior to such date or, where applicable, the closing price per share on the trading day or days actually used for valuing shares of Common Stock for the purposes of issuance or deemed issuance of such shares of Common Stock (as applicable) in the transaction giving rise to possible adjustment of the Exercise Price pursuant to this Section 8.

                  8.5 NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, while any Warrant is outstanding, the Company (a) will not permit the par value, if any, of the shares of stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully-paid and nonassessable stock upon the exercise of all Warrants at the time outstanding, (c) will not issue or sell any stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect to participation in dividends and in any such distribution of assets and (d) will take no action to amend its Certificate of Incorporation which would change to the detriment of the holders of Common Stock the dividend or voting rights of the Company's Common

Stock (as constituted on the Base Date).

                  8.6 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the Exercise Price or the number of shares of Common Stock (or other securities or property) receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate to be executed by the chief financial officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of
(a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the new Exercise Price. The Company will forthwith mail a copy of each such certificate to each holder of the Warrant. Upon the request of the Holder, the Company shall obtain, at its own expense, a certificate signed by a firm of independent certified public accountants of recognized national standing selected by the Company (which may be the accounting firm regularly retained by the Company), setting forth, in reasonable detail, all events requiring any adjustment to the Exercise Price and number of shares of Common Stock receivable upon exercise of the Warrant, since the date of the last such certificate delivered by any such accounting firm and the method by which each such adjustment was calculated.

                  8.7      NOTICES OF RECORD DATE, ETC.

                           In case:

                           (a) the Company shall take a record of the holders
of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a regular cash dividend payable out of retained earnings) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                           (b) of any capital reorganization of the Company,
any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger solely for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation;

                           (c) of any voluntary or involuntary dissolution,
liquidation or winding-up of the Company; or

                           (d) any other event requiring an adjustment pursuant
to this Section 8, then, and in each such case, the Company shall mail or cause to be mailed to each holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant no later than five days prior to said date.

         9. LEGEND. Upon exercise of any of the Warrants and the issuance of any of the shares thereunder, all certificates representing shares shall bear on the face thereof substantially the following legends, insofar as is consistent with Delaware law:

                  "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration. "

         10. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

         11. NOTICE. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 44 East 67th Street, Suite 3B, New York, New York 10021, Attn:
President, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                               CONSERVER CORPORATION OF AMERICA



                               By:_______________________________________
                                   Name:
                                   Title:

                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________ shares of Common Stock of CONSERVER CORPORATION OF AMERICA and hereby makes payment in accordance with the Warrant.



                                    _______________________________________
                                    Name of Registered Holder

                                    _______________________________________
                                    Signature

                                    _______________________________________
                                    Signature, if held jointly

                                    _______________________________________
                                                              Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered Holder of the within Warrant)

Name___________________________________________________________________________
                  (Please typewrite or print in block letters)

Address________________________________________________________________________

       ________________________________________________________________________


Social Security or Taxpayer Identification Number_____________________________

                                 ASSIGNMENT FORM
                     (See Section 5 for terms of Assignment)

                  The Holder hereby assigns and transfers unto

Name__________________________________________________________________________
                  (Please typewrite or print in block letters)

Address________________________________________________________________________

       ________________________________________________________________________

the right to purchase shares of Common Stock of CONSERVER CORPORATION OF AMERICA represented by this Warrant to the extent of __________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________ Attorney, to transfer the same on the books of CONSERVER CORPORATION OF AMERICA with full power of substitution in the premises.

Dated:______________________, 19

                                      _____________________________________
                                      Name of Registered Holder

                                      _____________________________________
                                      Signature

                                      _____________________________________
                                      Signature, if held jointly

                                                                    SCHEDULE 3.1


                         REGISTRATION RIGHTS, PROCEDURES

                                       AND

                           RESTRICTIONS UPON TRANSFER



         1. RESTRICTION ON TRANSFER. The Restricted Securities (as hereinafter defined), and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified in this Schedule, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

         2. DEFINITIONS. As used in this Schedule, the following terms shall have the following respective meanings:

                  "Closing Date" shall mean the Closing Date as such term is defined in the Amendatory Agreement to which this Schedule is attached (the "Amendatory Agreement").

                  "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                  "Corporation" shall mean Conserver Corporation of America, a Delaware corporation, and its successors and assigns.

                  "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

                  "Purchaser" shall mean any of The SES Family Investment and Trading Partnership, L.P. or Gerald N. Agranoff, or such
Purchaser's permitted successors or assigns.

                  "Restricted Securities" shall mean (i) the Warrants, and (ii) the shares of Common Stock of the Corporation issuable upon exercise of the Warrants.

                  "Restricted Shares" shall mean the shares of Common Stock of the Corporation constituting Restricted Securities.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Transfer" shall include any disposition of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "Warrants" shall mean those common stock purchase warrants, initially pertaining to the purchase of up to 550,000* shares of Common Stock of the Corporation issued pursuant to the Amendatory Agreement to which this
Schedule is appended, and any common stock purchase warrants issued in replacement or substitution therefor.

         3. RESTRICTIVE LEGENDS. Each certificate for the Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 4 or 11 hereof) be stamped or otherwise imprinted with a legend in substantially the form set forth in Section 9 of each Warrant to which this Schedule refers.

         4. NOTICE OF TRANSFER. The holder of any Restricted Securities, by acceptance thereof agrees, prior to any transfer of any Restricted Securities, to give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this
Section 4, and Section 3.2 of each Warrant to which this Schedule refers. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (a) the written opinion, addressed to the Corporation, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion shall be reasonably satisfactory to counsel for the Corporation) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (b) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Corporation by the holder of Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of Section 5 hereof; provided, however, that no such opinion shall be required in connection with a transaction complying with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor Rule thereto). If in the opinion of such counsel (if such opinion is required hereunder) and counsel

--------
*Subject to adjustment in accordance with the Amendatory Agreement to which this
Schedule is annexed.

for the Corporation, the proposed transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend described in Section 3 hereof unless (a) in the opinion of such counsel and counsel for the Corporation registration of future transfer is not required by the applicable provisions of the Securities Act or (b) the Corporation shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor Rule thereto). The holder of Restricted Securities shall not transfer such Restricted Securities until such opinion of counsel has been given to the Corporation (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 4) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act.

         5. REGISTRATION. (a) No later than twelve (12) months after the Closing Date, the Corporation shall file a registration statement on Form S-3 (or other then available form) under the Securities Act covering the Restricted Shares and will thereafter exert its best efforts to promptly effect the registration of the Restricted Shares under the Securities Act.

                  (b) If the Corporation at any time subsequent to one year from the Effective Date proposes for any reason to register any of its securities under the Securities Act (other than those issuable pursuant to present or future employee benefit plans or pursuant to transactions of the nature contemplated by Rule 145 (as amended from time to time), promulgated under the Securities Act) when the registration statement contemplated by Section 5(a) has not been filed with the Commission, it shall each such time promptly give written notice to the Purchaser, if still a holder of outstanding Restricted Securities, of its intention so to do, and, upon the written request, given within 30 days after receipt of any such notice, of the holder of any such Restricted Securities to register any Restricted Shares (which request shall specify the Restricted Shares intended to be sold or disposed of by such holders and shall state the intended method of disposition of such Restricted Shares by the prospective seller), the Corporation shall use its best efforts to cause all such Restricted Shares to be registered under the Securities Act promptly upon receipt of the written request of such holders for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Restricted Shares so registered.

                  (c) Anything contained herein to the contrary notwithstanding, with respect to a registration requested pursuant to this Section 5, the Corporation may include in such registration any authorized but unissued shares of Common Stock for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others, except in the case of a registration pursuant to Section 5(a) where the consent of the holders of the Restricted Shares participating in such registration shall be required.

                  (d) In the event that the proposed registration under Section 5(b) is, in whole or in part, an underwritten public offering of securities of the Corporation, any request pursuant to Section 5(b) to register Restricted Shares may specify that such shares are to be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration or (ii) on terms and conditions comparable to those generally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration; provided, however, that, as to any registration pursuant to Section 5(b), (i) if the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than holders of Restricted Securities (the "Other Shares") would materially and adversely interfere with the successful distribution of such securities, then the number of Restricted Shares and Other Shares excluded from such registration shall be allocated, when the registration statement has been filed pursuant to the exercise of a demand registration right by the holders of Other Shares, first to the holders of Other Shares and, in all other circumstances, pro rata among the holders of Restricted Shares and Other Shares (based upon the number of shares of Common Stock requested to be registered in such offering by the respective holders of Restricted Shares and Other Shares to be registered in such offering), and (ii) in each case those shares of Common Stock which are excluded from the underwritten public offering pursuant to this Section 5(d) shall be nevertheless included in such registration but withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

         6. PREPARATION AND FILING. If and whenever the Corpora- tion is under an obligation pursuant to the provisions of this Schedule to use its best efforts to effect the registration of any

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
Restricted Shares, the Corporation shall, as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all Restricted Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement and will furnish to each selling stockholder prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such selling stockholder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

                  (c) furnish to each selling stockholder such number of copies of such registration statement and of each such amendment or supplement thereto (in each case including all exhibits) a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

                  (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of the State of New York and of such other states or jurisdictions as each such seller shall reasonably request but in no event more than twelve states or jurisdictions in the aggregate (provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable such seller to consummate the public sale or disposition in such jurisdictions of such securities;

                  (e) notify each seller of Restricted Shares covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 6, of the happening of any event as a result of which the

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
         Registration Statement, the prospectus or any document incorporated therein by reference, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the request of such seller, prepare and furnish to such seller a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (f) furnish, at the request of any holder or holders requesting registration of Restricted Shares pursuant to this Schedule, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Schedule, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters, in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request; and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request;

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act; and

                  (h) notify each selling stockholder and the managing underwriter or underwriters, if any, promptly, and confirm such advice in writing;

                  (A) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

                  (B) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                  (C) of the receipt by the Corporation of any qualification of the Restricted Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (D) of the existence of any fact which results in the registration statement, the prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (i) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                  (j) use its best efforts to cause all Restricted Shares covered by the registration statement to be listed on each securities exchange on which the Corporation's Common Stock is listed, if any;

                  (k) provide and cause to be maintained a transfer agent for all Restricted Shares covered by such registration statement from and after a date not later than the effective date of such registration statement.

         7.       UNDERWRITTEN OFFERINGS.

                  UNDERWRITING AGREEMENT. If requested by the underwriters for any underwritten offering of Restricted Shares on behalf of a holder or holders of Restricted Shares requested pursuant to this Schedule, the Corporation will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Corporation and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 10 hereof. The holders of Restricted Shares on whose behalf Restricted Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Restricted Shares. Such holders of Restricted Shares shall not be required by the Corporation to make any representations or warranties to or agreements with the Corporation or the underwriters other than reasonable representations, warranties or agreements regarding such holder, such holder's Restricted Shares and such Holder's intended method or methods of disposition as are customarily contemplated by underwriting agreements with respect to secondary distributions and any other representation required by law.

         8. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Restricted Shares under the Securities Act, the Corporation will give the holders of Restricted Shares on whose behalf such Restricted Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Corporation with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         9. EXPENSES. All expenses incurred by the Corporation in complying with Sections 5 and 6 hereof, including, without limitation, all registration and filing fees (without the limitations set forth in the following proviso), fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of counsel (within the limitations set forth in the following proviso and the independent certified public accountants of the Corporation shall be paid by the Corporation; provided, however, that with respect to the registration effected pursuant to Section 5(a), in the case of a registration statement on Form S-3 (or successor form), the Corporation shall pay only (x) the first $5,000, and, in the case of a registration statement on Form S-1 (or successor form) the Corporation shall pay only the first $25,000, of the registration and filing fees and fees and disbursements of counsel for the Corporation and (y) one-half of any amount of filing and registration fees in excess thereof. All underwriting discounts and selling commissions and stock transfer taxes applicable to the Restricted Shares covered by registrations effected pursuant to Section 5 hereof and one-half of all registration and filing fees and fees and disbursements of counsel for the Corporation in excess of the $5,000 or $25,000 amount (as the case may be) set forth in the preceding proviso and all fees and disbursements of counsel for such seller or sellers, in proportion to the number of Restricted Shares sold by such seller or sellers, shall be borne and paid by such seller or sellers. In connection with any registration pursuant to Section 5(a), the seller or sellers (by unanimous vote if there is more than one seller) may require the Corporation to retain as the Corporation's counsel a law firm designated by the seller or sellers, and acceptable to the Corporation, which acceptance shall not be unreasonably withheld.

         10.  INDEMNIFICATION.

                  (a) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Schedule or registration or qualification of any Restricted Shares pursuant to Section 6(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any document incorporated by reference therein or any amendment or supplement thereto, or any document prepared and/or furnished by the Corporation incident to the registration or qualification of any Restricted Shares pursuant to Section 6(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares pursuant to Section 6(d) hereof in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation thereof.

                  (b) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to this Schedule, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph (a) of this Section 10) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Restricted Shares, to an amount equal to the gross proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any actions involving a claim referred to in paragraph
(a) or (b) of this Section 10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are differed from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 10, the indemnifying party shall reimburse such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 10.

                  (d) The failure to notify an indemnifying party promptly of the commencement of any such action, if and only to the extent materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Schedule.

                  The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

                  (e) If the indemnification provided for in Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received from the offering by the Corporation, the holders of Restricted Shares and any underwriter; but if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under paragraph (c) above, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportions as are appropriate to reflect not only such relative benefits but also relative fault of the Corporation, the holders of Restricted Securities and any underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The parties agree that the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged untrue statement of a material fact relates to information supplied by the Corporation, the holders of Restricted Shares or underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; that it would not be just and equitable if contribution pursuant to such agreement were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to above in this paragraph (e); that the amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof), referred to above in this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim; that the holders of Restricted Shares shall not be required to contribute any amount in excess of the dollar amount, if any, by which the proceeds to be received by such holders from the sale of their respective Restricted Shares exceeds the amount of damages such holders of Restricted Shares would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares or securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         11. REMOVAL OF LEGENDS, ETC. Notwithstanding the foregoing provisions of this Schedule, the restrictions imposed by this Schedule upon the transferability of any Restricted Securities shall cease and terminate when any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement or as otherwise contemplated by Section 4 hereof. Whenever the restrictions imposed by this Schedule shall terminate, as herein provided, the holder of any Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legends referred to in
Section 3 hereof and not containing any other reference to the restrictions imposed by this Schedule.